As filed with the Securities and Exchange Commission on February 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-3055872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(412) 567-6602
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
DUOLINGO, INC. 2021 INCENTIVE AWARD PLAN
DUOLINGO, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
Luis von Ahn
Chief Executive Officer
Duolingo, Inc.
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(412) 567-6602
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Tad J. Freese	Stephen Chen
Benjamin A. Potter	General Counsel
Alison A. Haggerty	Duolingo, Inc.
Latham & Watkins LLP	5900 Penn Avenue
140 Scott Drive	Pittsburgh, Pennsylvania 15206
Menlo Park, California 94025	(412) 567-6602
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 2,337,034 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Duolingo, Inc. (the “Company”), issuable under the following employee benefit plans for which registration statements of the Company on Form S-8 (File Nos. 333-258211 and 333-263312) are effective: (i) the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation, as currently in effect	8-K	001-40653	7/30/2021	3.1
4.2	Bylaws, as currently in effect	8-K	001-40653	7/30/2021	3.2
4.3	Form of Class A Common Stock Certificate	S-1/A	333-257483	6/28/2021	4.2
5.1	Opinion of Latham & Watkins LLP					X
23.1	Consent of Deloitte & Touche, LLP					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page)					X
99.1 (a)	2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(a)
99.1(b)	Form of Stock Option Grant Notice and Agreement under 2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(b)
99.1(c)	Form of Restricted Stock Unit Grant Notice and Agreement under 2021 Equity Incentive Plan	S-1/A	333-257483	7/19/2021	10.3(c)
99.2	Employee Stock Purchase Plan	S-1/A	333-257483	7/19/2021	10.4
107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on February 28, 2023.

DUOLINGO, INC.

By	/s/ Luis von Ahn
Name	Luis von Ahn
Title	Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Duolingo, Inc., hereby severally constitute and appoint Luis von Ahn and Matthew Skaruppa, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Luis von Ahn	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2023
Luis von Ahn

/s/ Matthew Skaruppa	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2023
Matthew Skaruppa

/s/ Amy Bohutinsky	Director	February 28, 2023
Amy Bohutinsky

/s/ Sara Clemens	Director	February 28, 2023
Sara Clemens

/s/ Bing Gordon	Director	February 28, 2023
Bing Gordon

/s/ Severin Hacker	Chief Technology Officer and Director	February 28, 2023
Severin Hacker

/s/ John Lilly	Director	February 28, 2023
John Lilly

/s/ Gillian Munson	Director	February 28, 2023
Gillian Munson

/s/ Jim Shelton	Director	February 28, 2023
Jim Shelton

/s/ Laela Sturdy	Director	February 28, 2023
Laela Sturdy